Exhibit 99.1

News Release – May 7, 2024

Arcadium Lithium Releases First Quarter 2024 Results

•Solid First Quarter Results Driven by Average Realized Pricing for Lithium Hydroxide and Carbonate of Over $20,000 / product metric ton
•On Track to Achieve $60 to 80 million of Realized Synergies / Cost Savings in 2024
•Multiple Expansions Provide Pathway to 170,000 LCEs1 of Capacity by 2026

PHILADELPHIA and PERTH, Australia, May 7, 2024 /PRNewswire/ -- Arcadium Lithium plc (NYSE: ALTM, ASX: LTM, “Arcadium Lithium”) today reported results for the first quarter of 2024.

First Quarter Highlights
“Arcadium Lithium completed its first quarter as a combined company following merger close in early 2024 and we have taken initial steps that will allow us to deliver on the significant value of the combination,” said Paul Graves, president and chief executive officer of Arcadium Lithium.
“The Company achieved average realized pricing of over $20,000 per product metric ton for its combined hydroxide and carbonate volumes in the first quarter. Our multi-year customer relationships and wide range of high-quality lithium products allow us to reduce the overall volatility of our earnings while maximizing the value per unit of lithium sold. We see encouraging signs in the lithium market and underlying demand fundamentals remain very strong. Prices have increased from the cycle bottom and appear to have stabilized at levels that are notably higher than what we saw in the last downturn.”
First quarter revenue was $261 million and reported attributable GAAP net income was $15.6 million, or 1 cent per diluted share. Adjusted EBITDA was $108.8 million and adjusted earnings per diluted share2 were 6 cents.
Combined volumes in the first quarter were down versus the prior quarter, driven primarily by a decline in spodumene sales due to lower production at Mt. Cattlin. Prices were slightly higher across most lithium products versus the prior quarter due to an initial improvement in lithium market conditions, although were down compared to the beginning of 2023.
Arcadium Lithium remains on track to realize synergy and cost savings totaling $60 to 80 million in 2024, with most of these savings expected to be realized in the remaining three quarters of the year. The Company has already taken meaningful steps to lower costs, including reducing its global workforce by approximately 11% across regions and functions in the first quarter.

Capacity Expansions
“The Company is bringing into production additional capacity in 2024 according to plan while also investing in the next series of expansions,” continued Graves. “By the end of 2026, we expect to increase total capacity to
1 Lithium Carbonate Equivalent.
2 Corresponds to Diluted adjusted after-tax earnings per share in the accompanying financial tables.

170,000 LCEs, or over four times production levels in 2023. This pathway to significant near-term volume growth puts our company in a unique position within our industry. There is no doubt that post-merger, we are stronger and more resilient, and we remain confident investing in our highly attractive assets throughout market cycles.”
Arcadium Lithium continues to successfully commission its completed expansions. For lithium carbonate in Argentina, the first 10,000 metric ton expansion at Fénix is fully commissioned and producing lithium carbonate at close to full capacity rates. The 25,000 metric ton expansion at Olaroz is also producing lithium carbonate, although at lower rates recognizing the longer ramp-up period needed for conventional pond-based extraction.
For lithium hydroxide, the new 5,000 metric ton unit in Bessemer City (U.S.) and 15,000 metric ton unit in Zhejiang (China) are undergoing qualification with key customers. They are expected to produce commercial volumes in 2024 and to produce at close to nameplate capacities as lithium carbonate production in Argentina increases to feed them.
The Company remains on track to achieve a 40% increase in combined lithium hydroxide and lithium carbonate sales volumes for the full year, with volume growth weighted towards the second half of 2024.
Arcadium Lithium is also advancing multiple ongoing capacity expansions in Argentina and Canada. This next phase of growth will add a further 95,000 metric tons of additional nameplate production capacity by the end of 2026. In Argentina, it includes an additional 10,000 metric tons of lithium carbonate capacity at Fénix (1B) and 15,000 metric tons of carbonate capacity at Sal de Vida. In Canada, it includes 32,000 metric tons of fully integrated spodumene to lithium hydroxide production at Nemaska Lithium and up to 40,000 metric ton LCEs of spodumene from Galaxy (formerly “James Bay”).
In order to fund these expansions, Arcadium Lithium expects to spend roughly $1.6 billion in growth capital in the three years from 2024 to 2026. The Company believes that it is in a strong position to complete these growth projects and will adapt its expansion plans as market conditions demand. The company has multiple available sources of funding, with the main sources coming from currently available cash plus free cash flow generation that will be strengthened by new production volumes coming online. Beyond this, the Company has a $500 million undrawn revolving credit facility that can be expanded up to $700 million and will pursue other potential financing options such as government loans and grants, customer prepayments, asset level financings, or strategic partnerships.

Arcadium Lithium Contacts
Investors:
Daniel Rosen +1 215 299 6208
daniel.rosen@livent.com
Phoebe Lee +61 413 557 780
phoebe.lee@allkem.co

Media:
Karen Vizental +54 9 114 414 4702
karen.vizental@allkem.co

Supplemental Information
In this press release, Arcadium Lithium uses the financial measures Adjusted EBITDA, Diluted adjusted after-tax earnings per share, and Adjusted cash provided by operations. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.arcadiumlithium.com. Such reconciliations are also set forth in the financial tables that accompany this press release.

About Arcadium Lithium
Arcadium Lithium is a leading global lithium chemicals producer committed to safely and responsibly harnessing the power of lithium to improve people’s lives and accelerate the transition to a clean energy future. We collaborate with our customers to drive innovation and power a more sustainable world in which lithium enables exciting possibilities for renewable energy, electric transportation and modern life. Arcadium Lithium is vertically integrated, with industry-leading capabilities across lithium extraction processes, including hard-rock mining, conventional brine extraction and direct lithium extraction (DLE), and in lithium chemicals manufacturing for high performance applications. We have operations around the world, with facilities and projects in Argentina, Australia, Canada, China, Japan, the United Kingdom and the United States. For more information, please visit us at www.ArcadiumLithium.com.

Important Information and Legal Disclaimer:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for Arcadium Lithium based on currently available information. There are important factors that could cause Arcadium Lithium's actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the factors described under the caption entitled "Risk Factors" in Arcadium Lithium's 2023 Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 29, 2024, as well as Arcadium Lithium's other SEC filings and public communications. Although Arcadium Lithium believes the expectations reflected in the forward-looking statements are reasonable, Arcadium Lithium cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Arcadium Lithium nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Arcadium Lithium is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

ARCADIUM LITHIUM PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2024	2023 (1)
Revenue	$261.2	$253.5
Costs of sales	116.8	87.5
Gross margin	144.4	166.0
Selling, general and administrative expenses	39.9	16.3
Research and development expenses	1.1	1.0
Restructuring and other charges	83.6	1.9
Total costs and expenses	241.4	106.7
Income from operations before equity in net loss of unconsolidated affiliate, interest income, net, loss on debt extinguishment and other gain	19.8	146.8
Equity in net loss of unconsolidated affiliate	—	8.1
Interest income, net	(11.0)	—
Loss on debt extinguishment	0.2	—
Other gain	(43.1)	—
Income from operations before income taxes	73.7	138.7
Income tax expense	53.8	23.9
Net income	$19.9	$114.8
Net income attributable to noncontrolling interests	4.3	—
Net income attributable to Arcadium Lithium plc	$15.6	$114.8
Basic earnings per ordinary share	$0.01	$0.27
Diluted earnings per ordinary share	$0.01	$0.23
Weighted average ordinary shares outstanding - basic	1,053.4	432.0
Weighted average ordinary shares outstanding - diluted	1,122.1	503.3
_______________________
1.For the three months ended March 31, 2023, basic and diluted earnings per ordinary share and weighted average ordinary shares outstanding - basic and diluted amounts represent predecessor Livent and have been adjusted to reflect the 2.406 Exchange Ratio. Represents the results of predecessor Livent’s operations for three months ended March 31, 2023 which do not include the operations of Allkem.
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ARCADIUM LITHIUM PLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO ARCADIUM LITHIUM PLC (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended March 31,
(in Millions)	2024	2023 (1)
Net income attributable to Arcadium Lithium plc	$15.6	$114.8
Add back:
Net income attributable to noncontrolling interests	4.3	—
Interest income, net	(11.0)	—
Income tax expense	53.8	23.9
Depreciation and amortization	17.2	6.8
EBITDA (Non-GAAP) (2)	79.9	145.5
Add back:
Argentina remeasurement (gains)/losses (a)	(38.6)	4.1
Restructuring and other charges (b)	83.6	1.9
Loss on debt extinguishment (c)	0.2	—
Inventory step-up, Allkem Livent Merger (d)	15.8	—
Other (gain)/loss (e)	(12.4)	5.9
Subtract:
Blue Chip Swap gain (f)	(19.7)	—
Adjusted EBITDA (Non-GAAP) (2)	$108.8	$157.4
__________________
1.Represents the results of predecessor Livent’s operations for three months ended March 31, 2023 which do not include the operations of Allkem.
2.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income attributable to Arcadium Lithium plc plus noncontrolling interests, interest expense, net, income tax expense and depreciation and amortization; and Adjusted EBITDA, which we define as EBITDA adjusted for Argentina remeasurement losses, restructuring and other charges, Merger-related inventory step-up, certain Blue Chip Swap gains and other losses/(gains). Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statements of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Severance-related and exit costs were $10.9 million and $1.7 million for the three months ended March 31, 2024 and 2023, respectively. The three months ended March 31, 2024 also includes integration costs related to the Allkem Livent Merger of $67.0 million.
c.Represents the partial write-off of deferred financing costs for amendments to the Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
d.Relates to the step-up in inventory recorded for Allkem Livent Merger for the three months ended March 31, 2024 as a result of purchase accounting, excluded from Adjusted EBITDA as the step-up is considered a one-time, non-recurring cost.
e.The three months ended March 31, 2024 primarily represents foreign currency remeasurement gains related to U.S. dollar denominated cash balances temporarily held at a foreign currency-functional subsidiary. The three months ended March 31, 2023, prior to consolidation of Nemaska Lithium Inc. ("NLI") on October 18, 2023, represents our 50% ownership interest in costs incurred for certain project-related costs to align NLI's reported results with Arcadium's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statements of operations. The Company
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consolidates NLI on a one-quarter lag basis and prior to October 18, 2023, accounted for its equity method investment in NLI on a one-quarter lag basis.
f.Represents non-recurring gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO ARCADIUM LITHIUM PLC (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(in Millions, Except Per Share Data)	Three Months Ended March 31,
	2024	2023 (1)
Net income attributable to Arcadium Lithium plc	$15.6	$114.8
Special charges:
Argentina remeasurement (gains)/losses (a)	(38.6)	4.1
Restructuring and other charges (b)	83.6	1.9
Loss on debt extinguishment (c)	0.2	—
Inventory step-up, Allkem Livent Merger (d)	15.8	—
Other (gain)/loss (e)	(12.4)	5.9
Blue Chip Swap gain (f)	(19.7)	—
Non-GAAP tax adjustments (g)	28.2	(0.7)
Adjusted after-tax earnings (Non-GAAP) (2)	$72.7	$126.0

Diluted earnings per ordinary share (GAAP)	$0.01	$0.23
Special charges per diluted share, before tax:
Argentina remeasurement losses, per diluted share	(0.03)	0.01
Restructuring and other charges, per diluted share	0.07	—
Inventory step-up, Allkem Livent Merger, per diluted share	0.01	—
Other loss, per diluted share	(0.01)	0.01
Blue Chip Swap gain, per diluted share	(0.02)	—
Non-GAAP tax adjustments, per diluted share	0.03	—
Diluted adjusted after-tax earnings per share (Non-GAAP) (2)	$0.06	$0.25
Weighted average ordinary shares outstanding - diluted (Non-GAAP) used in diluted adjusted after-tax earnings per share computations	1,122.1	503.3
___________________
1.For the three months ended March 31, 2023, diluted earnings per ordinary share (GAAP), weighted average ordinary shares outstanding - diluted (Non-GAAP) and all per diluted share amounts represent predecessor Livent and have been adjusted to reflect the 2.406 Exchange Ratio. Represents the results of predecessor Livent’s operations for three months ended March 31, 2023 which do not include the operations of Allkem.
2.The Company believes that the Non-GAAP financial measures "Adjusted after-tax earnings" and "Diluted adjusted after-tax earnings per share" provide useful information about the Company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of, nonrecurring charges/(income) and tax-related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statements of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Severance-related and exit costs were $10.9 million and $1.7 million for the three months ended March 31, 2024 and 2023, respectively. The three months ended March 31, 2024 also includes integration costs related to the Alkem Livent Merger of $67.0 million.
c.Represents the partial write-off of deferred financing costs for amendments to the Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
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d.Relates to the step-up in inventory recorded for Allkem Livent Merger for the three months ended March 31, 2024 as a result of purchase accounting, excluded from Adjusted EBITDA as the step-up is considered a one-time, non-recurring item.
e.The three months ended March 31, 2024 primarily represents foreign currency remeasurement gains related to U.S. dollar-denominated cash balances temporarily held at a foreign currency-functional subsidiary. The three months ended March 31, 2023, prior to consolidation of Nemaska Lithium Inc. ("NLI") on October 18, 2023, represents our 50% ownership interest in costs incurred for certain project-related costs to align NLI's reported results with Arcadium's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statements of operations. The Company consolidates NLI on a one-quarter lag basis and prior to October 18, 2023, accounted for its equity method investment in NLI on a one-quarter lag basis.
f.Represents the non-recurring gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds.
g.The company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure "Diluted adjusted after-tax earnings per share", and instead includes a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended March 31,
(in Millions)	2024	2023
Non-GAAP tax adjustments:
Income tax benefit on restructuring and other charges and other corporate costs	$(17.5)	$(0.5)
Revisions to our tax liabilities due to finalization of prior year tax returns	1.0	—
Foreign currency remeasurement (net of valuation allowance) and other discrete items	38.3	1.2
Blue Chip Swap gain	4.6	—
Other discrete items	1.8	(1.4)
Total Non-GAAP tax adjustments	$28.2	$(0.7)

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RECONCILIATION OF CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Three Months Ended March 31,
(in Millions)	2024	2023 (1)
Cash (used in)/provided by operating activities (GAAP)	$(91.9)	$102.9
Restructuring and other charges	126.7	1.3
Adjusted cash provided by operations (Non-GAAP) (2)	$34.8	$104.2
___________________
1.Represents the results of predecessor Livent’s operations for three months ended March 31, 2023 which do not include the operations of Allkem.
2.The Company believes that the Non-GAAP financial measure "Adjusted cash provided by operations" provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash (used in)/provided by operating activities allows management and investors to compare more easily the cash flows from period to period.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(in Millions)	March 31, 2024	December 31, 2023 (1)
Long-term debt (including current maturities) (GAAP) (a)	$583.3	$302.0
Less: Cash and cash equivalents (GAAP)	(472.7)	(237.6)
Net debt (Non-GAAP) (2)	$110.6	$64.4
___________________
1.Represents the financial position of predecessor Livent as of December 31, 2023, which does not include the financial position of Allkem.
2.The Company believes that the Non-GAAP financial measure "Net debt" provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.
a.Presented net of unamortized discounts of $22.2 million as of March 31, 2024 and December 31, 2023.

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ARCADIUM LITHIUM PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in Millions)	March 31, 2024	December 31, 2023 (1)
Cash and cash equivalents	$472.7	$237.6
Trade receivables, net of allowance of approximately $0.1 in 2024 and $0.3 in 2023	93.5	106.7
Inventories	328.8	217.5
Other current assets	165.7	86.4
Total current assets	1,060.7	648.2
Investments	38.6	34.8
Property, plant and equipment, net of accumulated depreciation of $279.1 in 2024 and $269.1 in 2023	6,793.7	2,237.1
Right of use assets - operating leases, net	55.6	6.8
Goodwill	1,309.9	120.7
Other intangibles, net	56.8	53.4
Deferred income taxes	35.9	1.4
Other assets	442.1	127.7
Total assets	$9,793.3	$3,230.1

Total current liabilities	534.5	268.6
Long-term debt	502.7	299.6
Contract liabilities - long-term	218.3	217.8
Other long-term liabilities	1,575.5	160.3
Total Arcadium Lithium plc shareholders’ equity	6,183.4	1,784.2
Noncontrolling interests	778.9	499.6
Total liabilities and equity	$9,793.3	$3,230.1
___________________
1.Represents the financial position of predecessor Livent as of December 31, 2023, which does not include the financial position of Allkem.
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ARCADIUM LITHIUM PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in Millions)	2024	2023 (1)
Cash (used in)/provided by operating activities	$(91.9)	$102.9
Cash provided by/(used in) investing activities	365.3	(98.1)
Cash used in financing activities	(21.6)	(0.1)
Effect of exchange rate changes on cash	(16.7)	0.4
Increase in cash and cash equivalents	235.1	5.1
Cash and cash equivalents, beginning of period	237.6	189.0
Cash and cash equivalents, end of period	$472.7	$194.1
___________________
1.Represents the results of predecessor Livent’s operations for three months ended March 31, 2023 which do not include the operations of Allkem.
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